Exhibit 99.1

Bridger Aerospace Completes Purchase of Two Spanish Super Scoopers and Four Air

Attack Aircraft, Positioning the Company for Expanded Contract Awards in 2026

BELGRADE, MT, December 30, 2025– Bridger Aerospace Group Holdings, Inc. (“Bridger” or “Bridger Aerospace”), (NASDAQ: BAER, BAERW), one of the nation’s largest aerial firefighting companies, today announced that it has completed the purchase of two Canadair CL-215T Amphibious Aircraft from MAB Funding, LLC, the partnership between Bridger, Marathon Asset Management LP and Eyre Street Capital. The purchase increases Bridger’s Super Scooper fleet from six to eight. Additionally, Bridger added four Air Attack aircraft to its balance sheet in the fourth quarter, two of which had previously been leased and on contract in 2025. The expanded fleet positions Bridger for increased mission capability and expanded contract awards heading into the 2026 fire season and beyond.

“The addition of these aircraft positions Bridger to better fulfill our mission to protect lives, property, and the environment in 2026,” said Sam Davis, Chief Executive Officer of Bridger Aerospace. “Given the strong demand for our purpose-built scooper fleet and the proven effectiveness of our light fixed-wing aircraft in fire support, we are confident in the potential for these aircraft to generate additional revenue and cash flow growth starting in 2026, and we look forward to deploying these assets.”

The $50 million purchase of the Scoopers was included in the Company’s $210 million Senior Secured Term Loan Facility that closed in October (the “Facility”). The addition of the four air attack aircraft was funded using a combination of cash and an initial draw on the Company’s Facility.

With the addition of these six aircraft, Bridger Aerospace now operates eight Super Scoopers, more than any other private operator worldwide, and has a Light Fixed Wing Air Attack and Surveillance fleet of 11.

Venable LLP provided US legal advice and Watson Farley Williams provided Spanish legal advice to Bridger in connection with the Scooper transaction.

About Bridger Aerospace

Based in Belgrade, Montana, Bridger Aerospace Group Holdings, Inc. is one of the nation’s largest aerial firefighting companies. Bridger provides aerial firefighting and wildfire management services to federal and state government agencies, including the United States Forest Service, across the nation, as well as internationally. More information about Bridger Aerospace is available at https://www.bridgeraerospace.com.

Investor Contacts

Alison Ziegler

Darrow Associates

201-220-2678

aziegler@darrowir.com

Media Contact

Devin Johnson

Bridger Aerospace

406-919-5980

d.johnson@bridgeraerospace.com

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Forward Looking Statements

Forward Looking Statements Certain statements included in this press release that are not historical facts (including any statements concerning plans and objectives of management for future operations of economic performance, or assumptions or forecasts related thereto) are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended and the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “project,” “forecast,” “predict,” “poised,” “positioned,” “potential,” “seem,” “seek,” “future,” “outlook,” “target,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, but are not limited to, (1) the anticipated integration of the new aircraft into Bridger’s operations, (2) the anticipated expansion of Bridger’s operations and increased deployment of Bridger’s aircraft fleet, the anticipated benefits therefrom and the ultimate structure of such acquisitions and/or right to use arrangements; (3) Bridger’s business, research and development and growth plans and future financial performance; (4) current and future demand for aerial firefighting services, including the duration or severity of any domestic or international wildfire seasons; (5) Bridger’s potential sources of liquidity and capital resources and financing plans; and (6) Bridger’s remediation plan for its material weaknesses in Bridger’s internal control over financial reporting. These statements are based on various assumptions and estimates, whether or not identified in this press release, and on the current expectations of Bridger’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Bridger. These forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to: the satisfaction of closing conditions, completion of return to service work, successful integration of aircraft (including achievement of synergies and cost reductions), operational and safety risks, the duration and severity of wildfire seasons, competition, customer demand, availability of personnel and equipment, and other risks discussed in the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” included in Bridger’s Annual Report filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 14, 2025 for the fiscal year ended December 31, 2024 and in subsequent filings made by Bridger with the SEC from time to time. If any of these risks materialize or Bridger management's assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. The risks and uncertainties above are not exhaustive, and there may be additional risks that Bridger presently does not know or that Bridger currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Bridger’s expectations, plans or forecasts of future events and views as of the date of this press release. Bridger anticipates that subsequent events and developments will cause Bridger’s assessments to change. However, while Bridger may elect to update these forward-looking statements at some point in the future, Bridger specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Bridger’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements contained in this press release.

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